OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING AMERICAN DEPOSITORY SHARES
         (EACH AMERICAN DEPOSITARY SHARE REPRESENTING ONE CLASS A SHARE)
                                       OF
                      ANANGEL-AMERICAN SHIPHOLDINGS LIMITED
                                       AT
                     $5.00 NET PER AMERICAN DEPOSITORY SHARE
                                       BY
                            SUPERIOR NAVIGATION LTD.


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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, MARCH 29, 2002, UNLESS THE OFFER IS EXTENDED.

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                                                               February 12, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Superior Navigation Ltd., (the "Offeror"), a corporation incorporated under the laws of Liberia, is making an offer to purchase all of the existing unconditionally allotted or issued and fully paid American Depository Shares ("ADSs"), of Anangel-American Shipholders Limited (the "Company"), a company organized under the laws of the Cayman Islands, at a price of $5.00 per ADS, net to the seller in cash, without interest thereon (the "ADS Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase, dated February 12, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer"), copies of which are enclosed herewith. Any Holders who desire to tender ADSs and whose certificates evidencing such ADSs (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Offer to Purchase, dated February 12, 2002.

          2. The Letter of Transmittal (together with accompanying Substitute Form W-9 and Guidelines and Form W-8BEN) to tender ADSs for your use and for the information of your clients. Copies of the Letter of Transmittal may be used to tender ADSs.

          3. The Notice of Guaranteed Delivery for ADSs to be used to accept the Offer if the procedures for tendering ADSs set forth in the Offer to Purchase cannot be completed prior to the Expiration Time (as defined in the Offer to Purchase).

          4. A printed form of letter which may be sent to your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          5. Instructions for Form W-8BEN.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 29, 2002, UNLESS THE OFFER IS EXTENDED.

     Please note the following:


     1. The ADS Price is $5.00 per ADS, net to the seller in cash, without interest thereon, as set forth in Section "Introduction" to the Offer to Purchase.

     2. The Offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of ADSs and Ordinary Shares which represent at least 90% of the issued and outstanding ADSs and Ordinary Shares prior to the expiration of the Offer (the "Minimum Condition"). The Offeror may, at any time, amend the Minimum Condition to equal the number of ADSs representing at least a majority of the total number of votes of the ADSs on a fully diluted basis and the satisfaction of certain other terms and conditions. See Sections "The Offer - Terms of the Offer" and "The Offer - Conditions of the Offer" in the Offer to Purchase.

     3. The Offer is being made for all of the unconditionally allotted or issued and fully paid ADSs.

     4. Holders of ADSs ("Holders") who tender ADSs pursuant to the Offer whose ADSs are registered in their own name and who tender directly to The Bank of New York, (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of ADSs pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Section "The Offer - Certain Tax Consequences" in the Offer to Purchase and "Important Tax Information" in the Letter of Transmittal.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 29, 2002, unless the Offer is extended. See Section "The Offer - Withdrawal Rights" in the Offer to Purchase.

     6. The Independent Committee of the Board of Directors of the Company has endorsed the Offer subject to obtaining an opinion of an independent investment adviser that the Offer was fair to holders of Shares other than Angelicoussis family interests, which opinion was obtained.

     7. Notwithstanding any other provision of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates or, if such ADSs are held in book-entry form, timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such ADSs into the Depositary's account at The Depository Trust Company, such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates (unless the Offeror elects, in its sole discretion, to make payment for the ADSs pending receipt of such Certificates or a Book-Entry Confirmation, if available, with respect to such Certificates),
(ii) a properly completed and duly executed Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section "The Offer - Procedures for Tendering ADSs and Ordinary Shares" in the Offer to Purchase)), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when Certificates for ADSs or Book-Entry Confirmations with respect to ADSs are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE ADS OFFER PRICE TO BE PAID BY THE OFFEROR, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     In order to take advantage of the Offer, Certificates, as well as a Letter of Transmittal (or copy thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry delivery, an Agent's Message), and all other documents required by the Letter of Transmittal must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Any Holder who desires to tender ADSs and whose Certificate(s) evidencing such ADSs are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such ADSs by following the procedures for guaranteed delivery set forth in Section "The Offer - Procedures For Tendering ADSs and Ordinary Shares" in the Offer to Purchase.


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


     The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased ADSs to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers below. Additional copies of this Offer to Purchase, the Letter of Transmittal, or other related tender offer materials may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

                     The Information Agent for the Offer is:

                          MELLON INVESTOR SERVICES LLC
                                 44 Wall Street
                                    7th Floor
                               New York, NY 10005
                   Call Toll-Free in the US: +1 (877) 698-6870
                Call Collect if Outside the US: +1 (201) 373-5026

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE OFFEROR, THE COMPANY, THE DEALER MANAGERS, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


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